Exhibit 10(b) - First Amendment dated November 2, 2000 to Commercial Lease Agreement between Registrant and Colorful Avenue Ltd. as landlord dated September 13, 2000

                              FIRST AMENDMENT TO
                                    LEASE


     This First Amendment to Lease (the "First Amendment") is made and entered into as of the 2nd day of November, 2000 (the "Effective Date"), by and between COLORFUL AVENUE, LTD, a Colorado Limited Partnership, having a business address of 5353 West Dartmouth Ave., # 300, Denver, Colorado ("Landlord") 80227 and CONCEPTS DIRECT, INC., having a business address of 2950 Colorful Avenue., Longmont, Colorado 80504 ("Tenant").

                            W I T N E S S E T H:

     WHEREAS, Landlord and Tenant entered into that certain Commercial Lease dated September 13, 2000 (the "Lease") for the demised premises containing approximately 117,182 square feet of building space and generally known as 2950 Colorful Avenue, Longmont, Colorado 80504 and more particularly known as Lot 1, Block 1 Concepts Direct Filing No. 1, County of Weld, State of Colorado (the "Premises").

     WHEREAS, Landlord and Tenant now mutually desire to amend the Lease, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), and of the premises and the agreements contained herein, the receipt and sufficiency of which are hereby expressly acknowledged, Landlord and Tenant hereby agree as follows:

     8. Section 2 of the Lease entitled "Term" shall be deleted in its entirety and the following substituted in lieu thereof:

"2 TERM. The Term of this Lease shall be for a period of approximately twenty (20) years. The delivery of possession to the Tenant shall occur on the date of settlement (i.e. recordation and disbursement date) of that certain "Contract To Buy And Sell Real Estate (Commercial) (New Loan)" between Colorful Avenue, Ltd., as Buyer and Concepts Direct, Inc., as Seller dated September 12, 2000, as amended pursuant to that certain "Agreement to Amend/Extend Contract" dated September 28, 2000, as further amended pursuant to that certain "Agreement to Amend/Extend Contract" dated October 31, 2000. Tenant's responsibility to pay Rent shall commence at 12:01 a.m. on November 2, 2000 and end at 5:00 p.m., Mountain Standard Time (MST) on October 31, 2020 (the "Lease Term"). For any period covered by the terms of this Lease that is less than one full month, any amounts due and owing by Tenant to Landlord, including but not limited to Rent, shall be determined by multi-plying the total monthly amount due by a fraction, the numerator of which shall be the number of days in the month in which this Lease is in effect, and the denominator of which shall be the total number of days in that particular month. Sixty days prior to the expiration of the Lease Term, Landlord shall be entitled to erect and/or install "For Rent" or "For Sale" signs upon the Premises.

     9. The following language shall be inserted in lieu of Section 5 which contains the annotation "This paragraph has been intentionally left blank":

     5.    SECURITY DEPOSIT.

     a. During the Lease Term, in order to assure the full and faithful performance by the Tenant of its obligations under this Lease, Tenant shall provide the Landlord with a Security Deposit in the amounts equal to or equivalent to the dollar amounts set forth below and in the form of either of the following, said form to be determined at Tenant's sole option: (a) a Letter of Credit or (b) cash in the following amounts:

            (i)  Lease Term Years One (1) through Five (5) :  $1,010,000.00

           (ii)  Lease Term: Years Six (6) through Twenty (20):
              (A) $750,000.00 if Tenant has shown a profit from Core Business (defined below) of at least $1,500,000.00 for the three consecutive Lease Term Years Three (3), Four (4) and Five (5); or (B) $1,010,000.00 if Tenant has not shown a profit from core business of at least $1,500,000.00 for the three consecutive Lease Term Years Three (3), Four (4) and Five (5), or (C) if at any time beginning with the beginning of Lease Term Year
              Six (6) and ending at the end of Lease Term Year Twenty (20), $750,000.00 if Tenant has shown a profit from Core Business of at least $1,500,000.00 for any three consecutive Lease Term Years. The term "Lease Term Year" shall refer to any full year during the Lease Term beginning on November 1 and ending on October 30. For purposes of this Section 5, "Core Business" shall mean Tenant's operating income as presented on the audited financial statements of Tenant or its successors, and as defined by standard generally accepted accounting principals as applied in the United States of America.

          (iii)  Lease Term:  Years Eight (8) through Twenty (20):
              (A) $600,000.00 if Tenant has shown a profit from Core Operations of at least $1,500,000.00 for the three consecutive Lease Term Years Three (3), Four (4) and Five (5) and a profit from Core Operations of at least $2,000,000.00 for the two consecutive Lease Term Years Six (6) and Seven (7); or
              (B) $750,000.00 if Tenant has shown a profit from Core Business of at least $1,500,000.00 for the three consecutive Lease Term Years Three (3), Four (4) and Five (5) and has not shown a profit from Core Operations of at least $2,000,000.00 for the two consecutive Lease Term Years Six (6) and Seven (7); or
              (C) $1,010,000.00 if Tenant has not shown a profit from core business of at least $1,500,000.00 for the three consecutive Lease Term Years Three (3), Four (4) and Five (5); or (D). if at any time beginning with the beginning of Lease Term Year Eight (8) and ending at the end of Lease Term Year Twenty (20), $600,000.00 if Tenant has shown a profit from Core Business of at least $1,500,000.00 for any three consecutive Lease Term Years and a profit from Core Business of at least $2,000,000.00 for the following two consecutive Lease Term Years.

     b. Landlord and Tenant acknowledge and agree that the foregoing amounts of the required Security Deposit may change over the course of the Lease Term. Landlord and Tenant hereby agree to use their best efforts to negotiate in good faith any changes proposed by the other party in order to reach a mutually satisfactory agreement as to the amount of the Security Deposit required by the Landlord.

     c. If the Tenant's Security Deposit is reduced is accordance with the triggering events set forth in Sections 5a(ii) and 5a(iii) above, said Security Deposit may not be increased by the Landlord during the remainder of the Lease Term.

     d. If the Security Deposit is in the form of cash, and if the Tenant's Security Deposit is (1) reduced in accordance with the triggering events set forth in Sections 5a(ii) and 5a(iii), or (2) is replaced with a letter of credit in accordance with Section 5h below, so long as Tenant is not in default under the terms of this Lease, Landlord shall return to Tenant, within ninety (90) business days of receipt of Tenant's written request, any excess amount of the cash Security Deposit and accrued interest thereon that Landlord holds (less the Operations Fee [as defined below] due to Landlord each Lease Term Year).

     e. Should Tenant elect to provide a Letter of Credit, the Letter of Credit shall be subject to the following requirements: The Letter of Credit must be irrevocable and in writing, issued from a national lending institution rated "A-" or better by Standards and Poor or Moody's, or otherwise satis-factory to Landlord. It must be signed by the issuer, and must provide that, effective upon the date of issuance of the Letter of Credit, the issuer shall (upon receipt of written notice signed by Landlord containing information that Landlord (a) has notified the Tenant in writing of a default by Tenant under this Lease, that the Tenant has been afforded all applicable notice and cure periods in connection with such default and that such notice and cure periods have expired and the Tenant still remains in default, or (b) within 60 days prior to the expiration of such Letter of Credit, has not received notice from the lending institution that said Letter of Credit is being automatically renewed or a replacement Letter of Credit is being substituted), remit whatever amounts are specified in said notice, up to and including the full face amount of the Letter of Credit. Landlord may charge Tenant a 1% per year fee based on the face amount of such Letter of Credit as an admin-istrative expense in connection to holding such Letter of Credit.

     f. Should Tenant elect to provide a cash amount for the Security Deposit, said cash Security Deposit shall be subject to the following requirements: Any cash Security Deposit supplied to Landlord shall be interest bearing and Landlord shall invest such Security Deposit prudently in a reputable government insured financial institution and shall insure that such Security Deposit earns a commercially reasonable interest rate. Land-lord shall be entitled to deduct from the amount of interest earned on Tenant's cash Security Deposit an amount of up to $15,000.00 for each Lease Term Year, in order to compensate Landlord for Landlord's costs of operating the Premises ("Operations Fee"). The exact amount of the Operations Fee must be mutually agreed upon between Landlord and Tenant, in writing, prior to the expiration of each Lease Term Year. Landlord, within ten (10) business days of Tenant's written request, shall provide Tenant with a certified statement showing the amount of interest earned on the cash Security Deposit less the Operations Fee. During the Lease Term, if the Security Deposit is in the form of cash, although the Operations Fee shall be considered a part of Operating Expenses (as defined in Section 4.2 of this Lease), the Operations Fee shall not be billed to Tenant as Additional Rent but instead, in accordance with the foregoing, shall be deducted from any interest earned on Tenant's cash Security Deposit. If the Security Deposit is in the form of a Letter of Credit, Landlord shall have the right to bill the Tenant directly for the Operations Fee in the same manner as Landlord bills the Tenant for Additional Rent under this Lease.

     g. If in Landlord's reasonable discretion, Tenant is in default under the terms of this Lease, Landlord shall provide written notice to Tenant and after the expiration of any applicable notice and cure periods, if Tenant still remains in default, Landlord may use, apply or retain all or any part of the cash Security Deposit for the payment of any Rent or any other sum of money which Tenant is obligated to pay under this Lease but has not paid in a timely manner in accordance with the terms of this Lease.

     h. If Tenant shall fully and faithfully comply with all of the provisions of this Lease, any cash Security Deposit or any balance thereof or any portion rightfully due to Tenant and any accrued interest (less the Operations Fee due to Landlord each Lease Term Year) thereon shall be returned to Tenant within ninety (90) business days after the end of Lease Term.

     i. Tenant shall have the right at any time during the Lease Term, upon ninety (90) days written notice to Landlord, to substitute the Security Deposit with either cash or a letter of credit as the case may be.

     j. By execution of this First Amendment, Landlord acknowledges receipt of the Security Deposit from the Tenant.

    10.  The following language is added as Section 26.3 of the Lease.
         "26.3 NOTICE RECEIPT. Any written notice due by either party under this Lease will be deemed received by the recipient (1) once the sender is in possession of a receipt signed by the recipient that such notice has been hand delivered to recipient; (2) once the sender of the notice receives evidence in the form of a signature receipt signed by the recipient that such notice has been overnight couriered for delivery the next day, (3) once delivered via registered or certified mail, postage prepaid; or (4) once the sender has delivered a facsimile transmission if a confirmation of the transmission thereof is maintained."

    11. Landlord and Tenant acknowledge that as of the Effective Date of the Lease (September 13, 2000), the general partner of the Landlord, Colorful Avenue, Ltd. was HWS Associates, LLC, a Colorado limited liability company. Landlord and Tenant acknowledge that as of the Effective Date of this First Amendment, the general partner of the Landlord, Colorful Avenue, Ltd. is HWS Colorful, LLC, a Colorado limited liability company.

    12. All of the covenants of the Lease, as amended hereby, shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, representatives, successors, and assigns, to the extent that any such transfer of interest may be allowed under the terms of the Lease.

    13. Unless otherwise indicated herein, all initial-capped terms used herein shall have the same meanings ascribed to them in the Lease.

    14. The Lease, as amended hereby, shall continue in full force and effect under the terms, provisions and conditions thereof. All other terms, covenants and conditions of the Lease not herein expressly modified are hereby confirmed and ratified and remain in full force and effect.

    15. This First Amendment shall not be effective and binding unless and until fully executed by both Landlord and Tenant below.

    IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed as of the day and year first above written.


                                    LANDLORD:

                                    COLORFUL AVENUE, LTD.,
                                    a Colorado limited partnership,
                                    By: HWS Colorful, LLC,
                                        a Colorado limited liability company
                                        Its General Partner



                                    By: _________________________
                                        Gary Sonmore
                                        Its: Member


                                    TENANT:

                                    CONCEPTS DIRECT, INC.,
                                    a Delaware corporation



                                    By: ________________________
                                        David H. Haddon
                                        Chief Financial Officer